UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 22, 2012

Commission File Number: 1-33001

Enova Systems Inc
(Exact name of small business issuer as specified in its charter)

California	95-3056150
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1560 West 190th Street, Torrance, California 90501
(Address of principal executive offices)

310-527-2800
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on April 17, 2012, Enova Systems, Inc. (the "Company") received notice (the "April Notice") from the NYSE Amex LLC (the "Exchange") indicating that the Company was not in compliance with one of the Exchange's continued listing standards as set forth in Part 10 of the Exchange's Company Guide (the "Exchange Guide"), and the Company was therefore subject to the procedures and requirements of Section 1009 of the Exchange Guide. Specifically, the Company was not in compliance with Section 1003(a) (iii) of the Exchange Guide because the Company reported stockholders' equity of less than $6,000,000 for 2011 and the Company had incurred a loss from continuing operations and/or net losses for five consecutive years. As required by the April Notice, the Company submitted a Plan of Compliance to the Exchange on May 17, 2012 addressing how the Company intends to regain compliance with the continuing listing standards of the Exchange Guide within a maximum of 18 months (the "Plan Period").

By letter dated May 22, 2012, the Company received an additional notice from the Exchange stating that a review of the Company's Form 10-Q for the first quarter of fiscal 2012 indicated that the Company does not meet an additional listing requirement. Specifically, the Company is not in compliance with Exchange Guide Section 1003(a)(ii) because the Company reported stockholders' equity of less than $4,000,000 and losses from continuing operations and/or net losses in three of its four most recent fiscal years.

Due to the higher stockholders' equity requirement identified in the April Notice, the Company is not required by the Exchange to submit an additional Plan of Compliance in connection with the deficiency identified in the notice dated May 22, 2012. If the Plan of Compliance is accepted but the Company is not in compliance with the continued listing standards of the Company Guide by October 15, 2013 or if the Company is not making progress consistent with the plan during the Plan Period, the Exchange staff will initiate delisting procedures as appropriate. In such event, the Company may appeal an Exchange staff determination to initiate delisting proceedings in accordance with Section 1010 and Part 12 of the Company Guide.

On May 29, 2012, the Company issued a press release regarding the Notice. A copy of the Company's press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 Press release dated May 29, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 29, 2012	Enova Systems Inc /s/ Michael Staran Name: Michael Staran Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press release dated May 29, 2012